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                        CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of Equity Focus Trusts, REIT Portfolio Series, 2002-A:

We consent to the use of our report dated February 25, 2002, included herein and to the reference to our firm under the heading "Auditors" in the Prospectus.


                                                                    /s/ KPMG LLP


New York, New York
February 25, 2002